EXHIBIT 8 (g)

                                TABLE OF CONTENTS


 ARTICLE I      Sale of Designated Portfolio Shares ...........................2
 ARTICLE II     Representations and Warranties ................................3
 ARTICLE III    Prospectuses and Proxy Statements; Voting .....................5
 ARTICLE IV     Sales Material and Information ................................6
 ARTICLE V      Fees and Expenses .............................................7
 ARTICLE VI     Indemnification ...............................................7
 ARTICLE VII    Conflicts of Interest ........................................12
 ARTICLE VIII   Damages ......................................................14
 ARTICLE IX     Assignments to Affiliates ....................................14
 ARTICLE X      Confidentiality: .............................................14
 ARTICLE XI     Privacy ......................................................14
 ARTICLE XII    Anti-Money Laundering ........................................14
 ARTICLE XIII   Late Trading Covenant ........................................15
 ARTICLE  XIV   Market Timing/Frequency Trading ..............................15
 ARTICLE XV     Applicable Law ...............................................16
 ARTICLE XVI    Termination ..................................................16
 ARTICLE XVII   Notices ......................................................18
 ARTICLE XVIII  Miscellaneous ................................................18


 SCHEDULE A     Designated Portfolios
 SCHEDULE B     Contracts
 SCHEDULE C     Expenses
 SCHEDULE D     Fees

                          FUND PARTICIPATION AGREEMENT

                                      Among

                      OM FINANCIAL LIFE INSURANCE COMPANY,

                            OLD MUTUAL ADVISOR FUNDS,
                            OLD MUTUAL CAPITAL, INC.,

                                       and

                         OLD MUTUAL INVESTMENT PARTNERS



        THIS AGREEMENT, made and entered into as of this 12th day of January, 2007, by and among OM Financial Life Insurance Company (hereinafter "Insurance Party"), a corporation organized under the laws of the state of Maryland, on its own behalf and on behalf of its Separate Account, Old Mutual Financial Network Separate Account VA (the "Account"); Old Mutual Advisor Funds, a statutory trust organized under the laws of the state of Delaware (hereinafter. referred to as the "Fund"); Old Mutual Capital, Inc., a corporation organized under the laws of the state of Delaware (hereinafter referred to as the "Advisor"); and Old Mutual Investment Partners, a business trust organized under the laws of the state of Pennsylvania (hereinafter referred to as the "Distributor").

        WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (hereinafter the "1940 Act") and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

        WHEREAS, the Advisor is duly registered as an investment advisor under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and

        WHEREAS, the Distributor is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act" and is a member in good standing of NASD, Inc. (the "NASD"); and

        WHEREAS, the Insurance Party has certain registered or unregistered variable annuity and variable life insurance contracts supported wholly or partially by the Accounts (the "Contracts"); and

        WHEREAS, the Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of Insurance Party, under the insurance laws of the State of Maryland to set aside and invest assets attributable to the Contracts; and

        WHEREAS, to the extent permitted by applicable laws and regulations, Insurance Party intends to purchase shares in the portfolios of the Fund listed in Schedule A attached hereto and incorporated herein by reference (the "Designated Portfolios"), as such Schedule may be amended from time to time by mutual written agreement, on behalf of the Account to fund the applicable Contracts, and the Fund is authorized to sell such shares to registered or unregistered unit investment trusts such as the Account at net asset value; and

        WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Account also intends to purchase shares in other open-end investment companies or series thereof not affiliated with the Fund (the "Unaffiliated Funds") on behalf of the Accounts to fund the Contracts.

        NOW, THEREFORE, in consideration of their mutual promises, the Insurance Party, the Fund, the Distributor and the Advisor agree as follows:


 ARTICLE I.    SALE OF DESIGNATED PORTFOLIO SHARES

        1.1 Subject to the terms and conditions of this Agreement, Insurance Party shall be appointed and agrees to act as a limited agent of the Distributor for the sole purpose of receiving instructions for the purchase and redemption of Designated Portfolio shares (from Contract owners or participants reflecting investment allocations under the Contracts) prior to the close of regular trading each Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Designated Portfolios calculate their net asset value as set forth in their most recent Prospectuses and Statements of Additional Information. Except as particularly stated in this paragraph, Insurance Party shall have no authority to act on behalf of the Distributor or to incur any cost or liability on its behalf.

        The Distributor will use its reasonable best efforts to make closing net asset values, changes in net asset values, dividend or daily accrual rate information and capital gain information available to Insurance Party by 6:00 p.m. Eastern Time each Business Day. Insurance Party shall use this data to calculate unit vales. Unit values shall be used to process that same Business Day's Account transactions. Orders for purchases or redemptions shall be placed with the Distributor or its specified agent no later than 9:30 a.m. Eastern Time the following Business Day. In the event that the Distributor is unable to meet the 6:00 p.m. time stated herein, it shall provide additional time for the Insurance Party to place orders for the purchase and redemption of Designated Portfolio shares and wire net payments for the purchase of Designated Portfolio shares. Such additional time shall be equal to the additional time which the Distributor takes to make the net asset value available to the Insurance Party. Orders for shares of Designated Portfolios shall be accepted and executed at the time they are received by the Distributor and at the net asset value price determined as of the close of trading on the previous Business Day (the day on which instructions for purchase and redemption of Designated Portfolio shares received by Insurance Party or its designated agent). The Distributor or the transfer agent will not accept any order made on a conditional basis or subject to any delay or contingency. Insurance Party shall only place purchase orders for shares of Designated Portfolios on behalf of its customers whose addresses, as recorded on Insurance Party's books, are in a state or other jurisdiction in which the Designated Portfolios are registered or qualified for sale, or are exempt from registration or qualification as confirmed in writing by the Distributor.

        The Distributor will execute the orders at the net asset value as determined as of the close of trading on the prior Business Day. The Distributor agrees to initiate wire transfers of federal funds to Insurance Party with respect to the aggregate redemptions from the Designated Portfolios by 2:00 p.m. Eastern Time, on the Business Day following the price date for such redemptions; provided, however, that if one or more Designated Portfolios have determined to settle redemption transactions on a delayed basis (more than one business day, but in no event more than seven calendar days after the price date, unless otherwise permitted by an order of the Securities and Exchange Commission under
Section 22(e)(3) of the 1940 Act), the Distributor shall be permitted to delay sending redemption proceeds to Insurance Party by wire transfer by the same number of days that the applicable Designated Portfolios are delaying sending redemption proceeds to their shareholders; provided in no event may any such delay by the Distributor in paying redemption proceeds cause Company or any Account to fail to meet its obligations under Section 22(e) of the 1940 Act.

        Insurance Party shall remit the purchase price of each purchase order in accordance with written procedures as provided to Insurance Party.

        Payment for net purchases shall be wired to a custodial account designated by the Adviser and payment for net redemptions will be wired to an account designated by Insurance Party. Dividends and capital gain distributions shall be reinvested in additional Designated Portfolio shares at net asset value. Notwithstanding the above, the Distributor shall not be held responsible for providing Insurance Party with ex-date net asset values, changes in net asset values or dividend or capital gain information when the

New York Stock Exchange is closed, when an emergency exists making the valuation of net asset not reasonably practicable or during any period when the Securities and Exchange Commission (USECD) has by order permitted the suspension of pricing shares for the protection of shareholders.

        Insurance Party agrees to provide the Adviser and/or the Distributor, upon request, with written reports indicating the number of shareholders that hold interests in the Designated Portfolios and such other information (including books and records) that the Adviser and/or the Distributor may reasonably request or as may be necessary or advisable to enable it to comply with any law, regulation or order.

        1.2. Notwithstanding Section 1.1 hereof, if an adjustment is necessary to correct an error which has caused Contract owners to receive less than the amount to which they are entitled, the number of shares of the applicable subaccount of such Contract owners will be adjusted and the amount of any underpayments shall be credited by the Advisor to Insurance Party for crediting of such amounts to the applicable Contract owners accounts. Upon notification by the Advisor of any overpayment due to an error, Insurance Party shall promptly remit to Advisor any overpayment that has not been paid to Contract owners; however, Advisor acknowledges that Insurance Partner does not intend to seek additional payments from any Contract owner who, because of a pricing error, may have underpaid for units of interest credited to his/her account.

  ARTICLE II.  REPRESENTATIONS AND WARRANTIES

        2.1. The Insurance Party represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account prior to any issuance or sale of units thereof as a segregated asset account under Maryland law.

        2.2. The Fund represents and warrants that Designated Portfolios' shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal securities laws including without limitation the 1933 Act, the 1934 Act, and the 1940 Act and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.

        2.3. The Fund and Advisor agree to comply with applicable provisions and SEC staff interpretations of the 1940 Act to assure that the investment advisory or management fees paid to the Advisor by the Fund are in accordance with the requirements of the 1940 Act. To the extent that the Fund finances distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have its Board, a majority of whom are not interested persons of the Fund, formulate and approve any plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses.

        2.4. The Fund represents and warrants that the investment policies, fees and expenses of the Designated Portfolios are and shall at all times remain in compliance with the Fund's Prospectus and any applicable law. The Fund and Distributor represent and warrant that they will make every effort to ensure that Designated Portfolios' shares will be sold in compliance with all applicable law. The Fund and Distributor shall register and qualify the shares for sale in accordance with the laws of the various states if and to the extent required by applicable law. The Insurance Party will endeavor to keep the Advisor informed of any change in state insurance laws, regulations or interpretations of the foregoing that affect the Designated Portfolios (a "Law Change"). In the event of a Law Change, the Fund agrees that it may (in its sole discretion) take any action required by a Law Change. 2.5. The Fund represents and warrants that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act.

        2.6. The Advisor represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with the laws of the State of Delaware and any applicable state and federal securities laws.

        2.7. The Distributor represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with the laws of the State of Pennsylvania and any applicable state and federal securities laws.

        2.8. The Fund and the Advisor represent and warrant that all of their respective officers, employees, investment advisors, and other individuals or entities dealing with the money and/or securities of the Fund are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

        2.9. The Fund will provide the Insurance Party with as much advance notice as is reasonably practicable of any material change affecting the Designated Portfolios (including, but not limited to, any material change in the registration statement or prospectus affecting the Designated Portfolios) and any proxy solicitation affecting the Designated Portfolios, and will consult with the Insurance Party in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the prospectus for the Contract. The Fund agrees to share equitably in expenses incurred by the Insurance Party as a result of actions taken by the Fund, consistent with the allocation of expenses contained in Schedule C attached hereto and incorporated herein by reference.

        2.10. The Fund, the Adviser and the Distributor represent and warrant that the Funds are currently qualified as regulated investment companies under Subchapter M of the Internal Revenue Code of 1986 (the o Code"), as amended, and that the Funds shall maintain such qualification. The Funds or the Distributor shall promptly notify Insurance Party upon having a reasonable basis for believing that the Funds have ceased to so qualify, or that they may not qualify as such in the future.

        2.11. The Adviser represents and warrants that the Fund currently complies with the diversification requirements pursuant to Section 817(h) of the Code and Section 1.817-5{b) of the Federal Tax Regulations and that the Funds will maintain the Funds' compliance with such diversification requirements, unless the Funds are otherwise exempt from section 817(h). The Adviser will notify Insurance Party promptly upon having a reasonable basis for believing that the Funds have ceased to so qualify, or that the Funds might not so qualify in the future. In the event of a breach of this Section 2.11, the Fund and Adviser will take all reasonable steps to adequately diversify the Designated Portfolios so as to achieve compliance within the grace period afforded by Regulation 1.817-5

        2.12 Insurance Party represents that the Contracts are currently treated as annuity contracts or life insurance policies, whichever is appropriate under applicable provisions of the Code, and that it shall make every effort to maintain such treatment. Insurance Party will promptly notify the Funds, the Adviser and the Distributor upon having a reasonable basis for believing that the Contracts have ceased to be treated as annuity contracts or life insurance policies, or that the Contracts may not be so treated in the future.

        2.13. Unless a Fund is exempt from the requirements of section 817{h), Insurance Party represents that each Variable Account is a o segregated asset account and that interests in each Variable Account are offered exclusively through the purchase of a "variable contract", within the meaning of such terms pursuant to section 1.817-5(f)(2) of the Federal Tax Regulations, that it shall make every effort to continue to meet such definitional requirements, and that it shall notify the Funds, the Adviser and the Distributor immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they may not be met in the future.

        2.14. Neither the Fund, Advisor, Distributor or Insurance Party will use the name of the other party in any manner without the other party's prior written consent, except: (i) as required by any applicable federal or state law, rule or regulation; (ii) pursuant to any mutually agreed upon promotional programs; and (iii) in connection with general identification of the Fund to prospective Contract owners.

 ARTICLE III.  PROSPECTUSES AND PROXY STATEMENTS: VOTING

        3.1. If applicable state or federal laws or regulations require that prospectuses for the Designated Portfolios be distributed to all Contract owners, then at least annually, the Advisor or Distributor shall provide the Insurance Party with as many copies of the current prospectus for the Designated Portfolios as the Insurance Party may reasonably request for marketing purposes (including distribution to Contract owners with respect to new sales of a Contract), with expenses to be borne in accordance with Schedule C hereof. If requested by the Insurance Party in lieu thereof, the Advisor, Distributor or Fund shall provide such documentation and other assistance as is reasonably necessary in order for the Insurance Party once each year (or more frequently if the prospectuses for the Designated Portfolios are amended) to have the prospectus for the Contracts and the prospectuses for the Designated Portfolios printed together in one document. The Fund and Advisor agree to consider a request by the Insurance Party, in the future, that the prospectus (and semi-annual and annual reports) for the Designated Portfolios describe only the Designated Portfolios and not name or describe any other portfolios or series that may be in the Fund, unless required by law. Should the Insurance Party determine that it will make the prospectuses available in an electronic format, the Fund, Advisor or Distributor, as applicable, agree to assist the Insurance Party in obtaining the required information from EDGAR and the expenses associated with this form of distribution will be borne in accordance with Schedule C hereof.

        3.2. If applicable state or federal laws or regulations require that the Statement of Additional Information ("SAI") for the Fund be distributed to all Contract owners, then the Fund, Distributor and/or the Advisor shall provide the Insurance Party with copies of the SAI or documentation thereof for the Designated Portfolios in such quantities, with expenses to be borne in accordance with Schedule C hereof, as the Insurance Party may reasonably require to permit timely distribution thereof to Contract owners. The Advisor and/or the Fund shall also provide SAls to any Contract owner or prospective owner who requests such SAI from the Fund (although it is anticipated that such requests will be made to the Insurance Party).

        3.3. The Fund, Distributor and/or Advisor shall provide the Insurance Party with copies of the Fund's proxy material, reports to stockholders and other communications to stockholders for the Designated Portfolios in such quantity, with expenses to be borne in accordance with Schedule C hereof, as the Insurance Party may reasonably require to permit timely distribution thereof to Contract owners, as required by law.

        3.4. It is understood and agreed that, except with respect to information regarding an Insurance Party provided in writing by that party, such Insurance Party is not responsible for the content of the prospectus or SAI for the Designated Portfolios.

        3.5. If ando to the extent required by law each Insurance Party shall:

        (i)     solicit voting instructions from Contract owners;

        (ii) vote the Designated Portfolios shares held in the Accounts in accordance with instructions received from Contract owners: and

        (iii) vote Designated Portfolio shares held in the Accounts for which no instructions have been received in the same proportion as Designated Portfolios shares for which instructions have been received from Contract owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require passthrough voting privileges for variable contract owners.

        Insurance Party shall calculate voting privileges and vote Designated Portfolio shares in a manner consistent with all other separate accounts investing in the Designated Portfolios.

        3.6. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Fund currently intends, comply with
Section 16(c} of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act} as well as with Sections 16(a} and, if and when applicable, 16(b}. Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a} with respect to periodic elections of directors or trustees and with whatever rules the Commission may promulgate with respect thereto.

 ARTICLE IV.   SALES MATERIAL AND INFORMATION

        4.1. The Insurance Party shall furnish, or shall cause to be furnished, to the Fund or its designee, a copy of each piece of sales literature or other promotional material that the Insurance Party develops or proposes to use and in which the Fund (or a Designated Portfolio thereof), its Advisor or one of its sub-Advisors or the Distributor is named in connection with the Contracts, at least ten (10) Business Days prior to its use. No such material shall be used if the Fund objects to such use within five (5) Business Days after receipt of such material.

        4.2. The Insurance Party shall not give any information or make any representations or statements on behalf of the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or SAI for the Fund shares, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the Fund, Distributor or Advisor, except with the [written] permission of the Fund, Distributor or Advisor.

        4.3. The Fund, the Distributor or the Advisor shall furnish, or shall cause to be furnished, to the Insurance Party, a copy of each piece of sales literature or other promotional material in which the Insurance Party and/or is separate account(s}, are named at least ten (10) Business Days prior to its use. No such material shall be used if the Insurance Party objects to such use within five (5) Business Days after receipt of such material.

        4.4. The Fund and the Advisor shall not give any information or make any representations on behalf of the Insurance Party or concerning the Insurance Party, the Accounts, or the Contracts other than the information or representations contained in the Contracts, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the Insurance Party or their designee, except with the [written] permission of the Insurance Party.

        4.5. The Fund will provide to the Insurance Party at least one complete copy of all registration statements, prospectuses, SAls, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Designated Portfolios, within a reasonable time after the filing of such document(s} with the SEC or NASD or other regulatory authorities.

        4.6. The Insurance Party will provide to the Fund at least one complete copy of all sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Accounts, within a reasonable time after the filing of such document(s} with the SEC, NASD, or other regulatory authority.

        4.7. For purposes of Articles IV and VI, the phrase "sales literature and other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media; e.g., on-line networks such as the Internet or other electronic media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and shareholder reports, and proxy materials (including solicitations for voting instructions) and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

        4.8. At the request of any party to this Agreement, each other party will make available to the other party's independent auditors and/or representative of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party's obligations under this Agreement.

 ARTICLE V.    FEES AND EXPENSES

        5.1. The Fund and the Advisor will pay certain fees in accordance with Schedule D hereof. In addition, the parties will bear certain expenses in accordance with Schedule C, as well as Articles III and V hereof.

        5.2. All expenses incident to performance by the Fund, Distributor and the Advisor under this Agreement shall be paid by the appropriate party, as further provided in Schedule C. The Fund shall see to it that all shares of the Designated Portfolios are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent required, in accordance with applicable state laws prior to their sale.

        5.3. The parties shall bear the expenses of routine annual distribution (mailing costs) of the Fund's prospectus and distribution (mailing costs) of the Fund's proxy materials and reports to owners of Contracts offered by the Insurance Party, which may be required by law, in accordance with Schedule C.

        5.4. The Fund, the Distributor and the Advisor acknowledge that a principal feature of the Contracts is the Contract owner's ability to choose from a number of unaffiliated mutual funds (and portfolios or series thereof), including the Designated Portfolios and the Unaffiliated Funds, and to transfer the Contract's cash value between funds and portfolios. The Fund and the Advisor agree to cooperate with the Insurance Party in facilitating the operation of the Accounts and the Contracts as described in the prospectus for the Contracts, including but not limited to cooperation in facilitating transfers between Unaffiliated Funds.

 ARTICLE VI.   INDEMNIFICATION

        6.1.    INDEMNIFICATION BV INSURANCE PARTY

        6.1(a). Insurance Party agrees to indemnify and hold harmless the Fund, the Distributor and the Advisor and each of their respective officers and directors or trustees and each person, if any, who controls the Fund, Distributor or Advisor within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.1) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of such Insurance Party) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

        (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Insurance Party by or on behalf of the Advisor, Distributor, or Fund for use in the Contracts or sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

        (ii) arise out of or as a result of statements or representations (other than statements or representations contained in sales literature or other promotional material of the Fund not supplied by the Insurance Party or persons under its control) or wrongful conduct of the Insurance Party or persons under its control, with respect to the sale or distribution of the Contracts or Designated Portfolio shares]; or

       (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in sales literature or other promotional material of the Fund, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement 9r omission was made in reliance upon information furnished in writing to the Fund by or on behalf of the Insurance Party; or

        (iv) arise as a result of any failure by the Insurance Party to provide the services and furnish the materials under the terms of this Agreement; or

        (v) arise out of or result from any material breacho of any representation and/or warranty made by the Insurance Party in this Agreement or arise out of or result from any other material breach of this Agreement by the Insurance Party, as limited by and in accordance with the provisions of Sections 6.1(b) and 6.1(c) hereof.

        6.1 (b). Insurance Party shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

        6.1 (c). Insurance Party shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified such Insurance Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify such Insurance Party of any such claim shall not relieve such Insurance Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that such Insurance Party has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, such Insurance Party shall be entitled to participate, at its own expense, in the defense of such action. Such Insurance Party also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Insurance Party to such party of the Insurance Party's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and such Insurance Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

        6.1(d). The Indemnified Parties will promptly notify the affected Insurance Party of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.

        6.2. INDEMNIFICATION BY THE ADVISOR

        6.2(a). The Advisor agrees to indemnify and hold harmless Insurance Party and its directors and officers and each person, if any, who controls Insurance Party within the meaning of Section 15 of . the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Advisor) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

        (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature or other promotional material of the Fund prepared by the Fund, the Distributor or the Advisor (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Advisor, the Distributor or the Fund by or on behalf of the Insurance Party for use in the registration statement, prospectus or SAI for the Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or the Fund shares; or

        (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI, sales literature or other promotional material for the Contracts not supplied by the Advisor or persons under its control) or wrongful conduct of the Fund, the Distributor or the Advisor or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

       (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to Insurance Party by or on behalf of the Advisor, the Distributor or the Fund; or

        (iv) arise as a result of any failure by the Fund, the Distributor or the Advisor to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Sections 2.10 and 2.11 of this Agreement); or

        (v) arise out of or result from any material breach of any representation and/or warranty made by the Fund, the Distributor or the Advisor in this Agreement or arise out of or result from any other material breach of this Agreement by the Advisor, the Distributor or the Fund; or

        (vi) arise out of or result from the incorrect or untimely calculation or reporting by the Fund, the Distributor or the Advisor of the daily net asset value per share or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections 6.2(b) and 6.2(c) hereof.

        6.2(b). The Advisor shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

        6.2(c). The Advisor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Advisor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Advisor of any such claim shall not relieve the Advisor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Advisor has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Advisor will be entitled to participate, at its own expense, in the defense thereof. The Advisor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Advisor to such party of the Advisor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Advisor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

        6.2(d). Insurance Party agrees to promptly notify the Advisor of the commencement of any litigation or proceeding against itself or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Accounts, or the sale or acquisition of shares of the Fund ..

        6.3. INDEMNIFICATION BY THE FUND

        6.3(a). The Fund (solely with respect to the Designated Portfolios) agrees to indemnify and hold harmless the Insurance Party and its directors and officers and each person, if any, who controls Insurance Party within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.3) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including reasonable [legal and other expenses) to which the Indemnified Parties may be required to pay or become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Fund and:

        (i) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement; or

        (ii) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

as limited by and in accordance with the provisions of Sections 6.3(b) and 6.3(c) hereof.

        6.3(b). The Fund shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

        6.3(c). The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Fund has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund shall also be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

        6.3(d). Insurance Party agrees to promptly notify the Fund of the commencement of any litigation or proceeding against itself or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Accounts, or the sale or acquisition of shares of the Fund.

        6.4. INDEMNIFICATION BY THE DISTRIBUTOR

        6.4(a). The Distributor agrees to indemnify and hold harmless Insurance Party and its directors and officers and each person, if any, who controls Insurance Party within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.4) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

        (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature or other promotional material of the Fund prepared by the Fund, Advisor or Distributor (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Advisor, the Distributor or Fund by or on behalf of the Insurance Party for use in the registration statement or SAI or prospectus for the Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

        (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI, sales literature or other promotional material for the Contracts not supplied by the Distributor or persons under its control) or wrongful conduct of the Fund, the Distributor or Advisor or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

        (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to and Insurance Party by or on behalf of the Advisor, the Distributor or Fund; or

        (iv) arise as a result of any failure by the Fund, Advisor or Distributor to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in g~ faith or otherwise, to comply with the diversification and other qualification requirements specified in Sections 2.10 and 2.11 of this Agreement); or (v) arise out of OR result from any material breach of any representation and/or warranty made by the Fund, Advisor or Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund, Advisor or Distributor; or

        (vi) arise out of or result from the incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections 6.4(b) and 6.4(c) hereof.

        6.4(b). The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance or such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties..

        6.4(c) The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Distributor has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses Subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

        6.4(d) Insurance Party agrees to promptly notify the Distributor of the commencement of any litigation or proceeding against itself or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Accounts, or the sale or acquisition of shares of the Fund.

  ARTICLE VII. CONFLICTS OF INTEREST

        7.1. OBLIGATION TO REPORT CONFLICTS AND PROVIDE INFORMATION TO BOARD.

        The Board of Directors for the Fund the ("Board-) will monitor the Fund for the existence of any material irreconcilable conflicts between and among the interest of the Contract owners of all separate accounts investing in the Designated Portfolios.

        7.1(a) Examples of material irreconcilable conflicts include, but are not limited to, the following: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any of the Designated Portfolios are being managed; (e) a difference in voting instructions given by Contract owners; or (f) a decision by an Insurance Party to disregard the voting instructions of Contract owners.

        7.1(b) Insurance Party shall report any potential or existing conflicts with respect to the Designated Portfolios to the Board, and shall be obligated to provide the Board with all information reasonably necessary for the Board to consider any issues raised. This responsibility includes, but is not limited to, the obligation of Insurance Party to inform the Board whenever voting instructions of Contract owners are disregarded.

        7.1(c) Insurance Party shall, at least annually, submit to the Board such reports, materials, or data as the Board may reasonably request so that it may fully carry out the obligations with respect to monitoring for the existence of material irreconcilable conflicts.

        7.2. ELIMINATION OF CONFLICT.

        7.2.(a) If a majority of the Board, or a majority of the disinterested members of the Board, determine that a material irreconcilable conflict exists, Insurance Party will, at its expense and to the extent reasonably practicable, take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps could include the following:

        (i) Withdraw the assets allocable to some or all of the separate accounts from the Designated Portfolios and reinvest such assets in a different investment medium which may include another Designated Portfolio;

        (ii) Submit the question as to whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; or

        (iii) Establish a new registered management investment company or managed separate account.

        7.2(b) For purposes of the Section 7.2, a majority of the disinterested members of the Board shall determine whether or not any proposed action adequately remedies any material irreconcilable conflict, but in no event will Insurance Party be required to establish a new funding medium for a Contract if any offer to do so has been declined by vote of a majority of the Contract owners materially and adversely affected by the material irreconcilable conflict.

        7.2(c) If a material irreconcilable conflict arises because of a decision by Insurance Party to disregard Contract owner voting instructions and this decision represents a minority position or would preclude a majority vote, then Insurance Party may be required at the election of the Fund, to withdraw its separate account investment in the Designated Portfolio(s), and no charge or penalty will be imposed as a result of such withdrawal.

       7.3. DISCLOSURE OF POTENTIAL RISKS.

        Insurance Party acknowledges that Account prospectus disclosure regarding the potential risks of mixed and shared funding may be appropriate. The Fund shall include such disclosure in its prospectus with respect to the Designated Portfolios.

 ARTICLE VIII. DAMAGES

        8.1. To the extent permitted by applicable law, in no event, except for damages or losses resulting from breach of Sections 2.10 and/or 2.11, shall the Fund, Advisor, Distributor or Insurance Party be responsible for incidental, consequential or any similar damages or losses resulting from any action or failure to act under this Agreement and each party hereby irrevocably and unconditionally waives any right that it may have to claim and recover any such damages, even if it has informed the other party of the possibility or likelihood of such damages.

 ARTICLE IX.   ASSIGNMENTS TO AFFILIATES

        9.1. The Fund, Advisor, Distributor or Insurance Party may, on thirty
(30) days' prior written notice to the other party, assign or transfer this Agreement to its affiliates, subsidiaries and companies under common control, to the extent permitted by the 1940 Act.

 ARTICLE X.    CONFIDENTIALITY

        10.1. All books, records, information and data pertaining to the business of the other party ("Confidential Information") that are exchanged or received in connection with this Agreement shall be kept confidential and shall not be voluntarily disclosed to any other person, except (i) if such information is already publicly available; (ii) as may be required solely for the purpose of carrying out a party's duties and responsibilities under this Agreement; (iii) as required by order or demand of a court or other governmental or regulatory body or as otherwise required by law; (iv) as may be required to be disclosed to a party's attorneys, accountants, regulatory examiners or insurers for legitimate business purposes; or (v) with the express prior written permission of the other party.

 ARTICLE XI.   PRIVACY

        11.1. The Insurance Party represents that it has adopted and implemented procedures to safeguard customer information and records that are reasonably designed to: (a) ensure the security and confidentiality of Contract owner records and information; (b) protect against any anticipated threats or hazards to the security or integrity of customer records and information; (c) protect against unauthorized access to or use of Contract owner records or information that could result in substantial harm or inconvenience to any Contract owner;
(d) protect against unauthorized disclosure of non-public personal information to unaffiliated third parties; and (e) otherwise ensure the Insurance Party's compliance with SEC Regulation S-P, adopted pursuant to the Gramm-Leach-Bliley Act of 1999, and any other federal and state privacy laws which may be enacted in the future.

 ARTICLE XII. ANTI-MONEY LAUNDERING

        12.1. The Insurance Party represents and warrants that it is in compliance and will continue to be in compliance with all applicable anti-money laundering laws and regulations, including the Bank Secrecy Act, as amended by the USA PATRIOT Act, and implementing regulations of the Bank Secrecy Act ("BSA Regulations") and applicable guidance issued by the SEC and the guidance and rules of the applicable Exchanges, SROs and the NASD (collectively, "Guidance").

        12.2. In connection with the Distributor's reliance on the Insurance Party to perform Customer Identification Program ("CIP") procedures on its behalf, the Insurance Party represents and warrants that (i) the Insurance Party is subject to a rule implementing 31 U.S.C. 5318(h) and maintains an anti-money laundering program consistent with the USA PATRIOT Act and the rules thereunder;
(ii) the Insurance Party is regulated by a Federal functional regulator as that term is defined under 31.C.F.R. ss.103.120(a)(2); (iii) the Insurance Party has implemented a CIP compliant with Section 326 that enables the Insurance Party to form a reasonable belief that it knows the true identity of its Contract owners, including procedures to obtain information from and verify the identity of prospective Contract owners, maintain records of the information used to verify identity, determine whether the prospective Contract owner appears on any government list of known or suspected terrorists or terrorist organizations; and provide customers with adequate notice that the institution is requesting information to verify their identities; and (iv) the Insurance Party will certify annually that it has implemented its anti-money laundering program and that it or its agent will perform all aspects of its CIP procedures with respect to Contract owners referred to the Fund by the Insurance Party.

        12.3. The Insurance Party represents and warrants that to the extent that any of its Contract owners is a current or former Senior Foreign Political Figure ("SFPF"), an immediate family member of a SFPF, a person who is widely known (or is actually known by the Insurance Party) to maintain a close personal relationship with any such individual, or a corporation, business or other entity that has been formed by or for the benefit of such individual, it has conducted appropriate due diligence of such Contract owner consistent with
Section 312 of the USA PATRIOT Act and any applicable BSA Regulations and Guidance.

        12.4. The Insurance Party represents and warrants that to the extent its Contract owners are foreign banks, it has taken reasonable measures and has obtained certifications and will obtain recertifications that indicate that the customers are not foreign shell banks, as defined in the BSA Regulations.

        12.5. The Insurance Party will take all reasonable and practicable steps to ensure that it does not accept or maintain investments in any Fund, directly or indirectly, from:

        (i) A person or entity (A) who is or becomes subject to sanctions administered by the U.S. Office of Foreign Assets Control ("OFAC") is included in any executive order or is on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, or (B) whose name appears on such other lists of prohibited persons and entities as may be mandated by applicable U.S. law or regulation. (ii) A foreign shell bank (i.e. a bank with no physical presence in any country).

        12.6. The Insurance Party agrees to immediately notify in writing the Anti-Money Laundering Compliance Officer of the Distributor if it becomes aware of any suspicious activity or pattern of activity or any activity that may require further review to determine whether it is suspicious in connection with the Fund.

        12.7. The Insurance Party agrees that if the Fund or the Distributor is required to supply information, documentation or guidance to a securities regulatory organization ("SROD) or government department or agency about the CIP of the Fund or the Distributor or the measures taken to obtain information and to verify the identity of specific Contract owners, the Insurance Party shall allow such SRO or government department or agency to examine its files. The Fund is not required to supply information, documentation or guidance to a state insurance regulator.

 ARTICLE XIII. LATE TRADING COVENANT

        13.1. The Insurance Party covenants that it will transmit orders for the purchase or sale of shares on any business day that are based only on those transactions that the Insurance Party received and accepted as being in good order no later than the close of trading on the New York Stock Exchange (normally 4:00 p.m. eastern standard time) for that business day.

ARTICLE XIV. MARKET TIMING/ FREQUENCY TRADING

        14.1. Notwithstanding anything in this Agreement to the contrary, prior to the implementation of the Shareholder Information Agreement described in
Section 18.14 hereto, or the date by which funds must be able to request and promptly receive shareholder identity and transaction information pursuant to shareholder information agreements pursuant to Rule 22c-2 , whichever is earlier, the Insurance Party represents and warrants that it has adopted, and will continue to maintain and implement the market timing policies and procedures described in the Contract prospectus, and will use best efforts to cooperate with and assist the Fund to reduce, discourage or eliminate market timing activity (including without limitation rejecting specific purchase orders) to the extent consistent with the Insurance Party's market timing policies and procedures.

 ARTICLE XV. APPLICABLE LAW

        15.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Colorado, without regard to the Colorado Conflict of Laws provisions.

        15.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE XVI. TERMINATION

        16.1. THIS AGREEMENT SHALL TERMINATE:

              (a) at the option of any party, with or without cause, with respect to some or all Portfolios, upon sixty days advance written notice delivered to the other parties; or

              (b) at the option of an Insurance Party by written notice to the other parties with respect to any Designated Portfolio based upon such Insurance Party's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

              (c) at the option of an Insurance Party by written notice to the other parties with respect to any Designated Portfolio in the event any of the Designated Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by such Insurance Party; or

              (d) at the option of the Fund, Distributor or Advisor in the event that formal administrative proceedings are instituted against any Insurance Party by the NASD, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding such Insurance Party's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund shares, if, in each case, the Fund, Distributor or Advisor, as the case may be, reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of such Insurance Party to perform its obligations under this Agreement; or

              (e) at the option of an Insurance Party in the event that formal administrative proceedings are instituted against the Fund, the Distributor or the Advisor by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, if such Insurance Party reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund, the Distributor or the Advisor to perform their obligations under this Agreement; or

              (f) at the option of either the Fund, the Distributor or the Advisor, if (i) the Fund, the Distributor or Advisor, respectively, shall determine, in its sole judgment reasonably exercised in good faith, that an Insurance Party has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on such

               Insurance Party's ability to perform its obligations under this Agreement, (ii) the Fund, the Distributor or Advisor notifies such Insurance Party of that determination and its intent to terminate this Agreement, and (iii) after considering the actions taken by such Insurance Party and any other changes in circumstances since the giving of such a 110tice, the determination of the Fund, the Distributor or Advisor shall continue to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or

               (g) at the option of an Insurance Party, if (i) such Insurance Party shall determine, in its sole judgment reasonably exercised in good faith, that the Fund, the Distributor or Advisor has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on the Fund's, Distributor's or Advisor's ability to perform its obligations under this Agreement, (ii) such Insurance Party notifies the Fund, Distributor or Advisor, as appropriate, of that determination and its intent to terminate this Agreement, and (iii) after considering the actions taken by the Fund, Distributor or Advisor and any other changes in circumstances since the giving of such a notice, the determination of such Insurance Party shall continue to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or

               (h) at the option of any non-defaulting party hereto in the event of a material breach of this Agreement by any party hereto (the "defaulting party"); provided, that the nondefaulting party gives written notice thereof to the defaulting party, with copies of such notice to all other non-defaulting parties, and if such breach shall not have been remedied within thirty (30) days after such written notice is given, then the non-defaulting party giving such written notice may terminate this Agreement by giving thirty (30) days written notice of termination to the defaulting party.

        16.2. NOTICE REQUIREMENT. No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice shall set forth the basis for the termination.

        16.3. EFFECT OF TERMINATION. Notwithstanding any termination of this Agreement, the Fund, the Distributor and the Advisor shall, at the option of the Insurance Party, continue to make available additional shares of the Designated Portfolio(s) pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Designated Portfolio(s), redeem investments in the Designated Portfolio(s) and/or invest in the Designated Portfolio(s) upon the making of additional purchase payments under the Existing Contracts.

        16.4. SURVIVING PROVISIONS. Notwithstanding any termination of this Agreement, each party's obligations under Article VI to indemnify other parties shall survive and not be affected by any termination of this Agreement.

 ARTICLE XVII. NOTICES

        17.1. Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party. If to the Insurance Party:

           OM Financial Life Insurance
           Company 1001 Fleet Street - 6th
           Floor Baltimore, MD 21202
           Attention: Securities Counsel


 If to the Fund:

          Old Mutual Advisor Funds
          4643 South Ulster Street,
          Suite 600 Denver, Colorado
          80237
          Attention: President


 If to the Advisor:

          Old Mutual Capital, Inc.
          4643 South Ulster Street,
          Suite 600 Denver, Colorado
          80237
          Attention: President


 If to the Distributor:

          Old Mutual Investment
          Partners 4643 South Ulster
          Street, Suite 600 Denver,
          Colorado 80237
          Attention: President


 ARTICLE XVIII. MISCELLANEOUS

        18.1. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information may come into the public domain. Without limiting the foregoing, no party hereto shall disclose any information that another party has designated as proprietary.

        18.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

        18.3. This Agreement may be executed simultaneously in tw9 or more counterparts, each of which taken together shall constitute one and the same instrument.

        18.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

        18.5. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such other party and authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

        18.6. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in a forum jointly selected by the relevant parties (but if applicable law requires some other forum, then such other forum) in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

        18.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

        18.8. Except as is otherwise set forth in Article IX herein, this Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

        18.9. Each Insurance Party is hereby expressly put on notice~; of the limitation of liability as set forth in the Declarations of Trust of the Fund and agree that the obligations assumed by the "Fund, the Distributor and the Advisor pursuant to this Agreement shall be limited in any case to the Fund and Advisor and their respective assets and the Insurance Party shall not seek satisfaction of any such obligation from the shareholders of the Fund, officers, employees or agents" of the Fund, if an applicable trust.

        18.10. The Fund, the Distributor and the Advisor agree that the obligations assumed by each Insurance Party pursuant to this Agreement shall be limited in any case to the applicable Insurance Party and its assets and neither the Fund, Distributor nor Advisor shall seek satisfaction of any such obligation from the shareholders of any of the Insurance Party, the directors, officers, employees or agents of any of the Insurance Party, or any of them, except to the extent permitted under this Agreement.


        18.11. Each party represents that the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary action and all other authorizations and approvals (if any) required for its lawful execution, delivery and performance have been obtained and upon the due and valid execution and delivery of this Agreement by all parties, this Agreement will constitute a valid and binding agreement, enforceable against all parties in accordance with its terms.

        18.12. None of the parties hereto shall be liable to ~e other for any and all losses, damages, costs, charges, counsel fees, payments, expenses or liability due to any failure, delay or interruption in performing its obligations under this Agreement, and without the fault or negligence of such party, due to causes or conditions beyond its control including, without limitation, labor disputes, strikes (whether legal or illegal), lock outs (whether legal or illegal), civil commotion, riots, war and war-like operations including acts of terrorism, embargoes, epidemics, invasion, rebellion, hostilities, insurrections, explosions, floods, unusually severe weather conditions, earthquakes, military power, sabotage, governmental regulations or controls, failure of power, fire or other casualty, accidents, national or local emergencies, boycotts, picketing, slow-clowns, work stoppages, acts of God or natural disasters, provided that such failure or delay was not capable of mitigation pursuant to a prudent business continuity, disaster recovery or similar program.

        18.13. The parties have entered into or shall enter in to a Shareholder Information Agreement as required by Rule 22c-2 under 1940 Act in connection with the Contracts. This Agreement shall control with regard to the terms of the business relationship described in this Agreement. To the extent that the terms of the Shareholder Information Agreement conflict with the terms of this Agreement, the terms of the Shareholder Information Agreement shall control to the extent required by Rule 22c-2.

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date o specified below.


                      OM FINANCIAL LIFE INSURANCE COMPANY

                      By its authorized officer, By:
                      Title:
                      Date:



                      OLD MUTUAL ADVISOR FUNDS

                      By its authorized officer, By:
                      Title:
                      Date:

                      OLD MUTUAL CAPITAL, INC.
                      By its authorized
                      officer,

                      BY
                      Title
                      Date:


                      OLD MUTUAL INVESTMENT PARTNERS

                      By its authorized
                      officer,

                      By:

                      Title:

                      Date:

                                   SCHEDULE A
                             DESIGNATED PORTFOLIOS
                             ----------------------


Old Mutual VA Asset Allocation Conservative Portfolio
Old Mutual VA Asset Allocation Balanced Portfolio
Old Mutual VA Asset Allocation Moderate Growth Portfolio

                                   SCHEDULE B
                                   CONTRACTS
                                   ----------


Beacon Navigator Flexible Premium Deferred Variable Annuity Contract

                                   SCHEDULE C
                                    EXPENSES

  The Fund and/or Advisor, and the Insurance Party will coordinate the functions and pay the costs of completing these functions based upon an allocation of costs in the tables below.

----------------------- ------------------------------------ ----------------- -----------------
 Item                   Function                             Party             Party
                                                             Responsible       Responsible
                                                             for Coordination  for Expense
----------------------- ------------------------------------ ----------------- -----------------
 Designated Portfolios  Printing of combined prospectuses,   Insurance Party   Fund or
 Prospectus             or compiling of electronic                             Advisor, as
                        prospectus, if                                         applicable
                        needed in the future
----------------------- ------------------------------------ ----------------- -----------------
                        Fund or Advisor shall supply         Insurance Party    Fund or
                        Insurance Party with such numbers                       Advisor, as
                        of the Designated Portfolios'                           applicable
                        prospectus(es) as
                        Insurance Party shall reasonably
                        request
----------------------- ------------------------------------ ----------------- -----------------
                        Distribution to New and In force     Insurance Party   Insurance Party
                        Clients
----------------------- ------------------------------------ ----------------- -----------------
                        Distribution to Prospective          Insurance Party   Insurance Party
                        Clients
----------------------- ------------------------------------ ----------------- -----------------
 Designated Portfolios  If Required by Fund or Advisor       Insurance Party   Fund or
 Prospectus Update &                                                           Advisor
 Distribution
----------------------- ------------------------------------ ----------------- -----------------
                        If Required by Insurance Party       Insurance Party   Insurance
                                                                               Party
----------------------- ------------------------------------ ----------------- -----------------
 Designated Portfolios  Printing                             Fund or Advisor   Fund or
 SAI                                                                           Advisor
----------------------- ------------------------------------ ----------------- -----------------
                        Distribution                         Insurance Party   Insurance
                                                                               Party
----------------------- ------------------------------------ ----------------- -----------------
 Proxy Material for     Printing if proxy required by Law    Fund or Advisor   Fund or
 Designated                                                                    Advisor
 Portfolios:
----------------------- ------------------------------------ ----------------- -----------------
                        Distribution to Contract owners      Insurance Party   Fund or Advisor
                        (including
                        labor, if required) if proxy
                        required by Law
----------------------- ------------------------------------ ----------------- -----------------
                        Printing & distribution if           Insurance Party   Insurance Party
                        required by
                        Insurance Party
----------------------- ------------------------------------ ----------------- -----------------
 Designated Portfolios  Printing of combined reports         Fund or Advisor   Fund or
 Annual & Semi-Annual                                                          Advisor
 Report
----------------------- ------------------------------------ ----------------- -----------------
                        Distribution                         Insurance Party   Insurance
                                                                               Party
----------------------- ------------------------------------ ----------------- -----------------
 Other communication    If Required by the Fund or Advisor   Insurance Party   Fund or
 to New and Prospective                                                        Advisor
 clients
----------------------- ------------------------------------ ----------------- -----------------
                        If Required by Insurance Party       Insurance Party   Insurance
                                                                               Party
----------------------- ------------------------------------ ----------------- -----------------



----------------------- ------------------------------------ ----------------- -----------------
 Item                    Function                             Party            Party
                                                              Responsible for  Responsible
                                                              Coordination     for Expense
----------------------- ------------------------------------ ----------------- -----------------
 Other communication to  Distribution (including labor and    Insurance Party  Fund or Advisor
 In force Clients        printing)if required by the Fund
                         or Advisor
----------------------- ------------------------------------ ----------------- -----------------
                         Distribution (including labor and    Insurance Party  Insurance Party
                         printing) if required by Insurance
                         Party
----------------------- ------------------------------------ ----------------- -----------------
 Errors in Share Price   Cost of error to participants        Insurance Party  Fund or
 calculation                                                                   Advisor
----------------------- ------------------------------------ ----------------- -----------------
                         Cost of administrative work to       Insurance Party  Fund or
                         correct
                         error                                                 Advisor
----------------------- ------------------------------------ ----------------- -----------------
 Operations of the Fund  All operations and related           Fund or Advisor  Fund or Advisor
                         expenses including the cost of
                         registration and qualification of
                         shares, taxes on the issuance or
                         transfer of shares, and cost
                         of management of the business
                         affairs of the Fund
----------------------- ------------------------------------ ----------------- -----------------

                                   SCHEDULE D
                                      FEES

                         12B-1 DISTRIBUTION RELATED FEES

The Distributor, or its designee, agrees to enter into a separate Fund Services Agreement with Old Mutual Financial Network Securities, Inc. (the a Account Underwriter"), pursuant to which it will pay to Account Underwriter or its affiliate a fee of 0.25% per annum of the average aggregate daily net asset value of shares of Designated Portfolio(s) held in the Account for providing, in connection with Contract owner accounts, services that are primarily distribution related as described in the Fund's Plan of Distribution adopted pursuant to Rule 12b-1.